EXHIBIT 99.1

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of July 20, 2012, between Wells Fargo Bank, National Association (“Wells Fargo Bank”), as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller”), and Wells Fargo Commercial Mortgage Securities, Inc. (“WFCMSI”), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

Wells Fargo Bank desires to sell, assign, transfer, set over and otherwise convey to WFCMSI, without recourse, representation or warranty, other than as set forth herein, and WFCMSI desires to purchase, subject to the terms and conditions set forth herein, the commercial, multifamily and manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

WFCMSI intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial, multifamily and manufactured housing community mortgage loans, that includes the Mortgage Loans.  Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”).  Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”).  Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act.  The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of August 1, 2012 (the “Pooling and Servicing Agreement”), among WFCMSI, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator (in such capacity, the “Tax Administrator”) and as custodian (in such capacity, the “Custodian”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as trust advisor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof).  Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date.  It is anticipated that WFCMSI will transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund contemporaneously with its purchase of the Mortgage Loans hereunder.

WFCMSI intends to sell the Registered Certificates to Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBS Securities”) and Citigroup Global Markets Inc.

(“Citigroup” and, together with WFS and RBS Securities in such capacity, the “Underwriters”) pursuant to an underwriting agreement, dated as of July 20, 2012 (the “Underwriting Agreement”), among WFCMSI, Wells Fargo Bank, National Association and the Underwriters.  WFCMSI intends to sell the Non-Registered Certificates to WFS, RBS Securities and J.P. Morgan Securities LLC (“JPMorgan” and, together with WFS and RBS Securities in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of July 20, 2012 (the “Certificate Purchase Agreement”), among WFCMSI, Wells Fargo Bank, National Association and the Initial Purchasers.  The Certificates are more fully described in (a) that certain prospectus supplement dated July 20, 2012 (together with all annexes and exhibits thereto, the “Prospectus Supplement”), relating to the Registered Certificates, which is a supplement to that certain base prospectus, dated as of July 20, 2012 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”) and (b) that certain private placement memorandum, dated as July 20, 2012 (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates, as each may be amended or supplemented at any time hereafter.

Wells Fargo Bank will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain free writing prospectus, dated as of July 13, 2012, relating to the Registered Certificates, together with all annexes and exhibits thereto (the “Free Writing Prospectus”), (b) that certain preliminary private placement memorandum, dated as of July 13, 2012, relating to the Non-Registered Certificates (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of July 20, 2012 (the “Indemnification Agreement”), among Wells Fargo Bank, the Depositor, the Underwriters and the Initial Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1          Agreement to Purchase.  The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans.  The purchase and sale of the Mortgage Loans shall take place on August 7, 2012 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”).  As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $631,626,455, subject to a variance of plus or minus 5%.  The purchase price for the Mortgage Loans shall be an amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the date hereof (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible).  The Purchaser shall pay such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2          Conveyance of the Mortgage Loans.  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Mortgage Loan Seller’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files.  Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral).  The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Replacement Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller).

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans.  Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

(b)           The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser.  Furthermore, it is not intended that such conveyance be a pledge of security for a loan.  If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Replacement Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by WFCMSI to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.  The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is 45 days following the Closing Date, the remainder of the Mortgage File for each Mortgage Loan and any Additional Collateral (other than Reserve Funds, which shall be transferred to the Master Servicer and other than the originals of Letters of Credit, which shall be transferred to the Master Servicer) for each Mortgage Loan.  Notwithstanding the preceding sentence, if the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan:

(i)           the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vii) and (ix)(A) of the definition of “Mortgage File”, with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing (and, in the case of such clause (ii), accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; or

(ii)           the original of any of the documents and/or instruments referred to in clauses (iv) and (ix)(B) of the definition of “Mortgage File”, because such document or instrument has been delivered for recording or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller, a title agent or a recording or filing agent as being a copy of the document deposited for recording or filing and accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent that such document or instrument has been sent to the appropriate public recording official for recordation (except that such copy and certification shall not be required if the Custodian is responsible for recordation of such document or instrument under the Pooling and Servicing Agreement and the Mortgage Loan Seller has delivered the original unrecorded document or instrument to the Custodian on or before the date that is 45 days following the Closing Date), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File;

provided, however, that in each case the Mortgage Loan Seller shall nonetheless (1) from time to time make or cause to be made reasonably diligent efforts to obtain such document or instrument (with such evidence) if it is not returned within a reasonable period after the date when it was transmitted for recording and (2) deliver such document or instrument to the Custodian (if such document or instrument is not otherwise returned to the Custodian) promptly upon the Mortgage Loan Seller’s receipt thereof).

In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Mortgage Loan Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Mortgage Loan Seller’s rights as the beneficiary thereof and drawing party thereunder.  Furthermore, with respect to each Mortgage Loan, if any, as to which there exists a secured creditor impaired property insurance policy or pollution limited liability environmental impairment policy covering the related Mortgaged Property, the Mortgage Loan Seller shall cause such policy, within a reasonable period following the Closing Date, to inure to the benefit of the Trustee for the benefit of the Certificateholders (if and to the extent that it does not by its terms automatically inure to the holder of such Mortgage Loan).  For purposes of this Section 2(c), the relevant definition of “Mortgage File” shall be the definition of such term set forth in the Pooling and Servicing Agreement as in full force and effect on the Closing Date.

(d)           Pursuant to Section 2.01(e) of the Pooling and Servicing Agreement, as soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03 of the Pooling and Servicing Agreement, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Custodian, the Custodian is required to complete (or cause to be completed), to the extent necessary, and shall submit (or cause to be submitted) for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of “Mortgage File” in the Pooling and Servicing Agreement and each assignment of UCC Financing Statement in favor of the Trustee referred to in clause (ix)(B) of the definition of “Mortgage File” in the Pooling and Servicing Agreement.  Each such assignment shall reflect that it should be returned by the public recording office to the Custodian following recording, and each such assignment of UCC Financing Statement shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Custodian following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian will be required to obtain therefrom a copy of the recorded original.  If any assignment or other instrument of transfer with respect to the Mortgage Loans is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, pursuant to any direction received from the Custodian in connection therewith.  The Mortgage Loan Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Mortgage Loan Seller shall not be responsible for costs and expenses that the related Borrowers have agreed to pay.

(e)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are returned to it in accordance with the requirements of Section 2.01(e) of the Pooling and Servicing Agreement); (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans and, to the extent that any original documents or copies, as applicable, of the following documents are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Mortgage Loans (provided that the Mortgage Loan Seller shall not be required to deliver any attorney client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (iii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans.  In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC Financial File and CREFC Loan Periodic Update File required to be delivered by the Master Servicer under the Pooling and Servicing Agreement.

(f)           Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof.  In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller.  In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust Fund’s ownership of each Mortgage Loan following the Closing Date.

(g)           The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement.  The Mortgage Loan Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach.

Section 3         Examination of Mortgage Loan Files and Due Diligence Review.  The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date.  The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4         Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser.  (a) The Mortgage Loan Seller hereby makes, as of the Closing Date (and, in connection with any replacement of a Defective Mortgage Loan (as defined in Section 4(g) hereof) with one or more Replacement Mortgage Loans (also as defined in Section 4(g) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1.  The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.

(b)           The Mortgage Loan Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C.   The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)           The Mortgage Loan Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of WFCMSI only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)           The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in the Prospectus Supplement complies in all material respects with the applicable disclosure requirements of Regulation AB.  As used herein, “Regulation AB” means Subpart 229.1100 Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33 8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)), or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

(e)           [Reserved].

(f)           With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller (i) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article 11 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, and (ii) covenants with the Purchaser that, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all reporting requirements set forth therein.

(g)           The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement Mortgage Loan (a “Replacement Mortgage Loan”) that is substituted for a Defective Mortgage Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement.  For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Replacement Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes.  A “Defective Mortgage Loan” is any Mortgage Loan as to which there is an unremedied Material Breach or Material Document Defect.

(h)           It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment.

Section 5         Notice of Breach; Cure, Repurchase and Substitution.  (a) The Responsible Repurchase Party shall, not later than 90 days from discovery by the Responsible Repurchase Party, or the receipt by the Responsible Repurchase Party of notice, of any Material Breach or Material Document Defect with respect to any Mortgage Loan (or, if (x) such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is, or as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was, a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and (y) the Responsible Repurchase Party discovered or received prompt written notice of the relation specified in clause (x), then (z) the Responsible Repurchase Party shall, within 90 days after discovery by the Responsible Repurchase Party or any party to the Pooling and Servicing Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90 day period, in any case, the “Initial Resolution Period”), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan at the applicable Purchase Price; provided, however, that if the Responsible Repurchase Party certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was, a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Responsible Repurchase Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, (iv) in the case of a Material Document Defect, (x) the related Mortgage Loan is not, at the end of the Initial Resolution Period, then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has not occurred as a result of a monetary default or as described in clause (e), (f) or (g) of the definition of “Specially Serviced Mortgage Loan” in the Pooling and Servicing Agreement and (y) the Material Document Defect was not identified in a certification delivered to the Mortgage Loan Seller by the Custodian pursuant to Section 2.02 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect, and (v) that such Responsible Repurchase Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90 day period (such additional 90 day period, the “Resolution Extension Period”), then the Responsible Repurchase Party shall have an additional period equal to the Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, however, that, in lieu of repurchasing the affected Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), the Responsible Repurchase Party shall be permitted, during the three month period following the Startup Day for the REMIC that holds the affected Mortgage Loan (or during the two-year period following such Startup Day if the affected Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount.  The parties hereto agree that delivery by the Custodian of a certification or schedule of exceptions to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement shall not in and of itself constitute delivery of notice of any Material

Document Defect or knowledge of the Responsible Repurchase Party of any Material Document Defect.  If any Mortgage Loan is to be repurchased or replaced as contemplated by this subsection, the Purchaser or its designee shall be entitled to designate the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired.  Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.  Notwithstanding this subsection, the absence from the Mortgage File, (i) on the Closing Date of the Mortgage Note (or a lost note affidavit and indemnity with a copy of the Mortgage Note) and (ii) by the first anniversary of the Closing Date of originals or copies of any other Specially Designated Mortgage Loan Document (without the presence of any factor that reasonably mitigates any such absence or non-conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the Responsible Repurchase Party to cure such Material Document Defect, or, failing that, replace or repurchase the related Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein.

Notwithstanding the foregoing provisions of this Section 5(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Document Defect provided in the preceding paragraph, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Mortgage Loan Seller and the Special Servicer on behalf of the Trust Fund, and with the consent of the Subordinate Class Representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser that would be deemed sufficient to compensate the Purchaser for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser; provided that a Material Document Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Section 860G(a)(3) of the Code, may not be cured by a Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Document Defect in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Document Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Breach or Material Document Defect.

With respect to the Northridge Fashion Center Mortgage Loan, the Mortgage Loan Seller agrees that any “Document Defect” as such term is defined in the related Non-Trust Pooling and Servicing Agreement shall constitute a Document Defect under this Agreement; provided, however, that the foregoing shall not apply to any Document Defect related to the promissory note for the related Non-Serviced Pari Passu Companion Loan.

The remedies provided for in this subsection with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

If (x) a Defective Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the Responsible Repurchase Party shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect:

(A)           the Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee and the Master Servicer an Opinion of Counsel to the effect that such Responsible Repurchase Party’s repurchase of only those Mortgage Loans as to which a Material Breach has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 5(a) will not result in an Adverse REMIC Event or any Adverse Grantor Trust Event under the Pooling and Servicing Agreement; and

(B)           both of the following conditions would be satisfied if the Responsible Repurchase Party were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(i)           the debt service coverage ratio for all such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A-1 to the Prospectus Supplement, (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

(ii)           the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A-1 to the Prospectus Supplement plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place) for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(iii)           the exercise of remedies against the Primary Collateral of any such Mortgage Loan in the Cross-Collateralized Group shall not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group.

The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The Master Servicer will be entitled to cause to be delivered, or direct the Responsible Repurchase Party to (in which case the Responsible Repurchase Party shall) cause to be delivered, to the Master Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the Responsible Repurchase Party if the scope and cost of the Appraisal is approved by the Responsible Repurchase Party and the Subordinate Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the Responsible Repurchase Party and the Purchaser agree to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee.  If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties shall forbear from exercising such remedies unless and until the Mortgage Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies.  Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans in a Cross-Collateralized Group shall be allocated between the Mortgage Loans in accordance with the Mortgage Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.  The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

All costs and expenses incurred by the Trustee and the Master Servicer with respect to any Cross-Collateralized Group pursuant to the preceding paragraphs shall be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced.

(b)           Whenever one or more Replacement Mortgage Loans are substituted for a Defective Mortgage Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the Master Servicer, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Replacement Mortgage Loan satisfies or such Replacement Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualifying Substitute Mortgage Loan” in the Pooling and Servicing Agreement.  No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby.  Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund.  Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement.  Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(c)           The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any Additional Collateral for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Borrowers of the retransfer of such Deleted Mortgage Loan.  In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the Master Servicer and the Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the Master Servicer and the Special Servicer of, any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)           It is understood and agreed that, subject to the next paragraph, the obligations of the Responsible Repurchase Party set forth in this Section 5 to cure a Material Breach or a Material Document Defect, or to repurchase or replace or make a Loss of Value Payment in respect of the related Defective Mortgage Loan(s), as the case may be, constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage

Loan; provided that this limitation shall not in any way limit the Purchaser’s rights or remedies upon breach of any representation or warranty or covenant by the Mortgage Loan Seller set forth in this Agreement (other than those set forth in Exhibit C).

Notwithstanding the foregoing, to the extent (but only to the extent) that (A) the Responsible Repurchase Party specifically represents in the representations and warranties set forth in Exhibit C attached hereto that the Borrower under a Mortgage Loan is required to pay, or that the lender is entitled to charge the Borrower for, a cost or expense associated with the subject matter of such a representation and warranty set forth in Exhibit C, (B) such representation and warranty is untrue with respect to such cost or expense, (C) such cost or expense is actually incurred or borne by the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan), (D) the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan) exercises efforts consistent with the Servicing Standard and the related Mortgage Loan Documents to collect such cost or expense from the Borrower and (E) the Borrower does not pay such cost or expense at or before the conclusion of the efforts described in the preceding clause (D), then the Responsible Repurchase Party hereby covenants and agrees (it being the intention of the parties that all, and not less than all, of the conditions described in the preceding clauses (A), (B), (C), (D) and (E) shall be precedent to such covenant and agreement) to pay such cost or expense within 90 days following a direction by the Trustee, the Master Servicer or the Special Servicer to do so.  Also notwithstanding the foregoing, the remedy described in the immediately preceding sentence shall constitute the sole remedy available to the Trustee and any other affected Person with respect to any breach of any representation described in clause (A) of the immediately preceding sentence, the Responsible Repurchase Party shall not otherwise have any obligation to cure such a breach and the Responsible Repurchase Party shall not have any obligation to repurchase or replace the affected Mortgage Loan.

(e)           The Mortgage Loan Seller acknowledges and agrees that WFCMSI shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)           The Mortgage Loan Seller will provide the Responsible Repurchase Party copies of any Rule 15Ga-1 Notice delivered to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement.  The Mortgage Loan Seller (to the extent it receives any request or demand whether oral or written that a Mortgage Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Depositor: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a Rule 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Resolution Period, or, if applicable, any Resolution Extension Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Depositor, such other information in the Seller Request Recipient’s possession as would be necessary to permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means.  Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as practicable after such request is made.  Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person.  Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Resolution Period or a Resolution Extension Period, the expiration date of such Initial Resolution Period or, if applicable, a Resolution Extension Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)           Each of the Mortgage Loan Seller and the Depositor acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Depositor with any Rule 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any Rule 15Ga-1 Notice delivered to Mortgage Loan Seller or the Depositor under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Depositor and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Depositor pursuant to Section 2.03(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a Rule 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Document Defect or Material Breach or knowledge of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Document Defect or Material Breach or admission by the Mortgage Loan

Seller or Responsible Repurchase Party of the existence of any Material Document Defect or Material Breach.

(h)           The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

(i)           The Depositor shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Depositor is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  The Trust’s CIK# is 0001553817.

Section 6               Closing.  The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)            All of the representations and warranties of the Mortgage Loan Seller  made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii)           All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller as a third party beneficiary thereunder), to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)          The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv)          The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v)           All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi)          The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii)         The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii)        Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms; and

(ix)           The Securities and Exchange Commission shall not have issued any stop order suspending the effectiveness of WFCMSI’s Registration Statement.

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7               Closing Documents.  The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i)            This Agreement, duly executed by the Purchaser, the Mortgage Loan Seller;

(ii)           Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii)          An Officer’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Mortgage Loan Seller authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of the Mortgage Loan Seller;

(iv)          A certificate of good standing with respect to the Mortgage Loan Seller issued by the Comptroller of the Currency of the United States not earlier than 15 days prior to the Closing Date, and upon which the Interested Parties may rely;

(v)           A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(vi)          A written opinion of in-house or independent counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee and the other parties to the Pooling and Servicing Agreement, relating to the Mortgage Loan Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(vii)         A written opinion of special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee and the other parties to the Pooling and Servicing Agreement, relating to the enforceability of this Agreement against the Mortgage Loan Seller;

(viii)        A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to WFCMSI (only with respect to the Preliminary Private Placement Memorandum), the Underwriters (only with respect to the Free Writing Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Free Writing Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Free Writing Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, which was approximately 12:30 p.m. (Eastern Daylight Time) on July 20, 2012 with respect to the Certificates (other than the Class X-A, Class X-B, Class F, Class G, Class H and Class R Certificates), was approximately 12:15 p.m. (Eastern Daylight Time) on July 25, 2012 with respect to the Class X-A, Class X-B, Class F, Class G and Class H Certificates and was approximately 2:13 p.m. (Eastern Daylight Time) on July 26, 2012 with respect to the Class R Certificates (collectively, as the context requires, the “Time of Sale”), contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in light of the circumstances under which they were made, not misleading;

(ix)           A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to WFCMSI, the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(x)           Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

(xi)           One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus Supplement and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, WFCMSI, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan related-documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus Supplement and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus Supplement and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus Supplement and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xii)          If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a Certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(xiii)         Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8         Additional Reporting Under Regulation AB.  With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall provide to the Depositor and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K

Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Schedule V or Schedule VI to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely as in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Schedule VII of the Pooling and Servicing Agreement).  In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Depositor, the Certificate Administrator and the Mortgage Loan Seller.  In each case, such delivery shall be made not later than 5 calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than March 7th of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”).  In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Section 9         Costs.  Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the Cut-off Date Pool Balance) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private

Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (x) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10       Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 375 Park Avenue, 2nd Floor, J0127-023, New York, New York 10152-023, Attention: A.J. Sfarra (with copies to the attention of Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053-300, 301 South College St., Charlotte, North Carolina 28288), or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing, or, if to the Mortgage Loan Seller, addressed to the Mortgage Loan Seller at 301 South College St., Charlotte, North Carolina 28288, Attention:  WFRBS 2012-C8 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2012-C8 (with a copy to Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053 300, 301 South College St., Charlotte, North Carolina, 28288, and a copy to A.J. Sfarra, Wells Fargo Securities, LLC, 375 Park Avenue, 2nd Floor, New York, NY 10152, , facsimile number:  (212) 214-8970, email anthony.sfarra@wellsfargo.com), or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

Section 11       Miscellaneous.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced.  This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.  The Mortgage Loan Seller shall be an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein.

Section 12       Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to WFCMSI and by WFCMSI to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13       Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14       Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15       Further Assurances.  The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16       Successors and Assigns.  The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder.  In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, WFCMSI is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates.  To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their respective successors and permitted assigns.

Section 17       Information.  The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18       Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated July 20, 2012 between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF WELLS FARGO BANK MORTGAGE LOANS

WFRBS Commercial Mortgage Trust 2012-C8
Mortgage Loan Schedule

Mortgage Loan Number	Securitization Control Number	Property Name	Address	City	State	Zip Code	Original Balance ($)	Cut-off Date Balance ($)	First Monthly Payment Following the Cut-off Date	First P&I Payment Following the Cut-off Date	Interest Accrual Method	Gross Mortgage Rate	Administrative Fee Rate	Maturity Date or Anticipated Repayment Date	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

1	310914767	100 Church Street	100 Church Street	New York	NY	10007	150,000,000	150,000,000	603,854.17	775,704.36	Actual/360	4.67500%	0.02560%	7/1/2022	120	119	360	360
3	310916055	Northridge Fashion Center	9301 Tampa Avenue	Northridge	CA	91324	91,000,000	89,331,381	493,916.51	493,916.51	Actual/360	5.09700%	0.01350%	12/1/2021	128	112	360	344
6	310915872	Battelle Campus	3200, 3230, 3320, 3350 Q Avenue; 620 Battelle Boulevard	Richland	WA	99354	60,000,000	59,896,055	401,028.48	401,028.48	Actual/360	5.75000%	0.02560%	7/1/2022	120	119	264	263
9	310915356	Cole Office Portfolio	Various	Various	Various	Various	41,000,000	41,000,000	163,852.89		Actual/360	4.73000%	0.02560%	6/1/2022	120	118	0	0
9.01	310915356	The Medicines Company	8 Sylvan Way	Parsippany	NJ	07054	27,700,000	27,700,000	110,700.61		Actual/360	4.73000%	0.02560%	6/1/2022	120	118	0	0
9.02	310915356	AGCO Corporation	4205 River Green Parkway	Duluth	GA	30096	8,600,000	8,600,000	34,369.14		Actual/360	4.73000%	0.02560%	6/1/2022	120	118	0	0
9.03	310915356	Emdeon Office Center	100 Airpark Center East	Nashville	TN	37217	4,700,000	4,700,000	18,783.14		Actual/360	4.73000%	0.02560%	6/1/2022	120	118	0	0
14	310915023	Napa Square	935, 955 Franklin Street; 1401, 1425, 1455, 1463, 1465, 1485 First Street; 952 & 960 School Street	Napa	CA	94559	20,000,000	19,977,989	105,538.38	105,538.38	Actual/360	4.85000%	0.02560%	7/1/2022	120	119	360	359
15	310912725	Holiday Inn Disneyland	1240 South Walnut Street	Anaheim	CA	92802	20,300,000	19,944,076	121,288.26	121,288.26	Actual/360	5.22000%	0.02560%	9/1/2016	60	49	300	289
17	310913948	11800 Tech Road	11800 Tech Road	Silver Spring	MD	20904	18,000,000	18,000,000	75,950.00	95,530.81	Actual/360	4.90000%	0.02560%	7/1/2022	120	119	360	360
18	310914702	Mission Village	473, 475, 483, 479 & 499 East Alessandro Boulevard; 7504 Mission Grove Parkway South; 1953 Mission Village Drive	Riverside	CA	92508	18,000,000	17,956,103	92,814.62	92,814.62	Actual/360	4.65000%	0.02560%	6/1/2022	120	118	360	358
20	670915609	West Slauson Plaza	4925-5015 West Slauson Avenue	Ladera Heights	CA	90056	16,000,000	15,983,670	87,561.46	87,561.46	Actual/360	5.17000%	0.04560%	7/1/2022	120	119	360	359
22	310914880	Harvest Hill Apartments	8282 Cambridge Street	Houston	TX	77054	12,300,000	12,300,000	50,204.50	64,088.50	Actual/360	4.74000%	0.02560%	5/1/2022	120	117	360	360
23	310913089	Ortho Virginia	1115 Boulders Parkway	Richmond	VA	23225	12,200,000	12,186,944	65,268.74	65,268.74	Actual/360	4.97000%	0.02560%	7/1/2022	120	119	360	359
25	310913790	Laguna Pavilion	7400-7440 Laguna Boulevard	Elk Grove	CA	95758	11,600,000	11,541,930	66,227.88	66,227.88	Actual/360	5.55000%	0.02560%	3/1/2022	120	115	360	355
26	310913724	75 Commerce Drive	75 Commerce Drive	Allendale	NJ	07401	11,500,000	11,452,318	64,935.43	64,935.43	Actual/360	5.45000%	0.02560%	4/1/2022	120	116	360	356
27	310915414	Orangewood Shadows	3165 East University Drive	Mesa	AZ	85213	10,635,000	10,624,352	58,726.86	58,726.86	Actual/360	5.25000%	0.02560%	7/1/2022	120	119	360	359
28	790914522	249 East Ocean Boulevard	249 East Ocean Boulevard	Long Beach	CA	90802	10,500,000	10,464,767	56,238.00	56,238.00	Actual/360	4.98000%	0.05560%	5/1/2022	120	117	360	357
29	310914667	Silgan Containers Manufacturing Corp.	Various	Various	Various	Various	10,000,000	9,953,562	66,882.64	66,882.64	Actual/360	5.16000%	0.02560%	6/1/2022	120	118	240	238
29.01	310914667	Silgan - Fort Dodge	3591 Maple Drive	Fort Dodge	IA	50501	4,445,000	4,424,358	29,729.33	29,729.33	Actual/360	5.16000%	0.02560%	6/1/2022	120	118	240	238
29.02	310914667	Silgan - Menomonie	1416 Indianhead Drive East	Menomonie	WI	54751	2,983,000	2,969,148	19,951.09	19,951.09	Actual/360	5.16000%	0.02560%	6/1/2022	120	118	240	238
29.03	310914667	Silgan - Oconomowoc	1190 Corporate Center Drive	Oconomowoc	WI	53066	2,572,000	2,560,056	17,202.22	17,202.22	Actual/360	5.16000%	0.02560%	6/1/2022	120	118	240	238
30	810913215	Carpenter Plaza	3030-3200 Carpenter Road	Pittsfield Township	MI	48197	10,000,000	9,949,986	56,896.76	56,896.76	Actual/360	4.73000%	0.06560%	5/1/2022	120	117	300	297
34	820915477	Selma Square	2751-2883 Highland Avenue	Selma	CA	93662	9,300,000	9,278,004	48,793.88	48,793.88	Actual/360	4.80000%	0.07560%	6/1/2022	120	118	360	358
39	310915104	Boynton West Shopping Center	9903 South Military Trail	Boynton Beach	FL	33436	9,000,000	8,976,218	44,274.59	44,274.59	Actual/360	4.25000%	0.02560%	6/1/2022	120	118	360	358
43	310914848	Tower Automotive	Various	Various	Various	Various	8,500,000	8,460,970	57,276.76	57,276.76	Actual/360	5.25000%	0.02560%	6/1/2017	60	58	240	238
43.01	310914848	Tower Automotive - Clinton Township	44850 North Groesbeck Highway	Clinton Township	MI	48036	8,180,000	8,142,440	55,120.46	55,120.46	Actual/360	5.25000%	0.02560%	6/1/2017	60	58	240	238
43.02	310914848	Tower Automotive - Upper Sandusky	9841 County Highway 49	Upper Sandusky	OH	43351	320,000	318,531	2,156.30	2,156.30	Actual/360	5.25000%	0.02560%	6/1/2017	60	58	240	238
46	310915540	Hampton Inn Suites Chesapeake Battlefield Blvd	1421 North Battlefield Boulevard	Chesapeake	VA	23320	7,500,000	7,478,651	47,182.98	47,182.98	Actual/360	5.75000%	0.02560%	6/1/2022	120	118	300	298
47	810915260	U-Store Self Storage Portfolio	Various	Various	MI	Various	7,300,000	7,289,610	44,523.74	44,523.74	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
47.01	810915260	U-Store - Brighton	5850 Whitmore Lake Road	Brighton	MI	48116	3,050,000	3,045,659	18,602.38	18,602.38	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
47.02	810915260	U-Store - South Lyon	271 Lottie Street	South Lyon	MI	48178	1,325,000	1,323,114	8,081.36	8,081.36	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
47.03	810915260	U-Store - Saline	1145 Industrial Drive	Saline	MI	48176	1,250,000	1,248,221	7,623.93	7,623.93	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
47.04	810915260	U-Store Holly	4228 Grange Hall Road	Holly	MI	48442	725,000	723,968	4,421.88	4,421.88	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
47.05	810915260.1	U-Store Davison	10096 Lapeer Road	Davison	MI	48423	700,000	699,004	4,269.40	4,269.40	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
47.06	810915260.1	U-Store - Jackson	155 North Dettman Road	Jackson	MI	49202	250,000	249,644	1,524.79	1,524.79	Actual/360	5.43000%	0.06560%	7/1/2022	120	119	300	299
50	310914530	Jetton Medical Building	19475 & 19485 Old Jetton Road	Cornelius	NC	28031	7,000,000	6,983,308	36,557.52	36,557.52	Actual/360	4.76000%	0.02560%	6/1/2022	120	118	360	358
51	310914465	Magna International, Inc.	6701 Statesville Boulevard	Salisbury	NC	28147	7,000,000	6,954,375	48,588.04	48,588.04	Actual/360	5.61000%	0.02560%	10/1/2019	89	86	240	237
53	310913918	Westcliff Shopping Center	3511 West Biddison Street	Fort Worth	TX	76109	6,500,000	6,474,577	31,976.09	31,976.09	Actual/360	4.25000%	0.02560%	5/1/2017	60	57	360	357
56	410915369	World Trade Park	10700 World Trade Boulevard	Raleigh	NC	27617	6,000,000	5,993,669	32,319.40	32,319.40	Actual/360	5.03000%	0.02560%	7/1/2022	120	119	360	359
57	620914689	North Academy III	7214-7238, 7320-7344 and 7390-7450 North Academy Boulevard	Colorado Springs	CO	80920	6,000,000	5,978,840	33,179.90	33,179.90	Actual/360	4.45000%	0.07560%	6/1/2022	120	118	300	298
58	670914790	Storage Direct	3318 Old Bridge Road	Woodbridge	VA	22192	5,850,000	5,831,534	32,340.16	32,340.16	Actual/360	5.26000%	0.04560%	5/1/2022	120	117	360	357
59	310912717	Cordelia Industrial	2850, 2860, & 2870 Cordelia Road	Fairfield	CA	94534	5,625,000	5,625,000	23,976.56	30,024.56	Actual/360	4.95000%	0.02560%	6/1/2022	120	118	360	360
60	410914022	Trojan Storage Sun Valley	11022 Olinda Street	Sun Valley	CA	91352	5,550,000	5,527,086	31,407.91	31,407.91	Actual/360	5.47000%	0.02560%	4/1/2022	120	116	360	356
61	410915318	Marymoor Storage	6065 East Lake Sammamish Parkway NE	Redmond	WA	98052	4,930,000	4,917,830	25,243.91	25,243.91	Actual/360	4.59000%	0.02560%	6/1/2022	120	118	360	358
64	410914841	Devon Storage	Various	Various	MI	Various	4,600,000	4,589,626	24,778.20	24,778.20	Actual/360	5.03000%	0.02560%	6/1/2022	120	118	360	358
64.01	410914841	Devon Storage - Ann Arbor	4710-4766 South State Road	Ann Arbor	MI	48108	3,295,000	3,287,569	17,748.73	17,748.73	Actual/360	5.03000%	0.02560%	6/1/2022	120	118	360	358
64.02	410914841	Devon Storage - Clinton	33985 Harper Avenue	Clinton Township	MI	48035	1,305,000	1,302,057	7,029.47	7,029.47	Actual/360	5.03000%	0.02560%	6/1/2022	120	118	360	358
68	410914862	1095 Spice Island Drive	1095 Spice Island Drive	Sparks	NV	89431	3,725,000	3,712,689	20,110.59	20,110.59	Actual/360	5.05000%	0.02560%	5/1/2022	120	117	360	357
72	310914950	Hartsville Crossing	1150 South 4th Street	Hartsville	SC	29550	3,425,000	3,413,656	18,469.96	18,469.96	Actual/360	5.04000%	0.02560%	5/1/2022	120	117	360	357
77	410915172	Woodlawn Manor MHC	555 4th Street	Vero Beach	FL	32962	2,235,000	2,230,197	12,355.60	12,355.60	Actual/360	5.26000%	0.02560%	6/1/2022	120	118	360	358
80	410915215	Star & Stripes Storage	1206 Red Bank Road	Goose Creek	SC	29445	1,350,000	1,347,480	8,015.98	8,015.98	Actual/360	5.91000%	0.02560%	6/1/2022	120	118	360	358

Exh. A-1

WFRBS Commercial Mortgage Trust 2012-C8
Mortgage Loan Schedule

Mortgage Loan Number	Securitization Control Number	Property Name	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Ownership Interest	Mortgage Loan Seller(1)	Payment Due Date	Grace Period Late (Days)(3)	Secured by LOC (Y/N)	LOC Amount	Borrower Name	Excess Servicing Fee Rate	Servicing Fee Rate

1	310914767	100 Church Street		L(25),D(91),O(4)	Fee	WFB	1	0	Y	59,440,494	100 Church Fee Owner LLC		0.0200%
3	310916055	Northridge Fashion Center		L(40),D(81),O(7)	Fee	WFB	1	5	N	NAP	GGP Northridge Fashion Center, LP		0.0100%
6	310915872	Battelle Campus		L(25),D(91),O(4)	Leasehold	WFB	1	5	N	NAP	Notus Holdings, LLC		0.0200%
9	310915356	Cole Office Portfolio		L(47),GRTR 1% or YM(69),O(4)	Fee	WFB	1	5	N	NAP	Cole of Duluth GA, LLC; Cole of Parsippany NJ, LLC; Cole of Nashville TN, LLC		0.0200%
9.01	310915356	The Medicines Company		L(47),GRTR 1% or YM(69),O(4)	Fee	WFB	1	5	N	NAP	Cole of Duluth GA, LLC; Cole of Parsippany NJ, LLC; Cole of Nashville TN, LLC		0.0200%
9.02	310915356	AGCO Corporation		L(47),GRTR 1% or YM(69),O(4)	Fee	WFB	1	5	N	NAP	Cole of Duluth GA, LLC; Cole of Parsippany NJ, LLC; Cole of Nashville TN, LLC		0.0200%
9.03	310915356	Emdeon Office Center		L(47),GRTR 1% or YM(69),O(4)	Fee	WFB	1	5	N	NAP	Cole of Duluth GA, LLC; Cole of Parsippany NJ, LLC; Cole of Nashville TN, LLC		0.0200%
14	310915023	Napa Square		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	Napa Square Associates, LLC		0.0200%
15	310912725	Holiday Inn Disneyland		L(35),D(21),O(4)	Fee	WFB	1	5	N	NAP	1240 South Walnut, LLC; Urban Commons Anaheim HI, LLC		0.0200%
17	310913948	11800 Tech Road		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	MFS 11800 LLC; ABS 11800 LLC; MFS-ABS 11800 LLC; SFLP 11800 LLC		0.0200%
18	310914702	Mission Village		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Mission Village Shopping Center, L.P.		0.0200%
20	670915609	West Slauson Plaza		L(25),GRTR 1% or YM(91),O(4)	Fee	WFB	1	5	N	NAP	Sterik West Slauson, LP		0.0400%
22	310914880	Harvest Hill Apartments		L(27),D(89),O(4)	Fee	WFB	1	5	N	NAP	336 H H Apartments Limited		0.0200%
23	310913089	Ortho Virginia		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	Ortho Building, LLC		0.0200%
25	310913790	Laguna Pavilion		L(29),D(87),O(4)	Fee	WFB	1	5	N	NAP	Laguna Pavilion S.C., LLC		0.0200%
26	310913724	75 Commerce Drive		L(28),D(87),O(5)	Fee	WFB	1	5	N	NAP	LPR Allendale Owner LLC		0.0200%
27	310915414	Orangewood Shadows		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	LSARE, LLC		0.0200%
28	790914522	249 East Ocean Boulevard		L(27),D(89),O(4)	Fee	WFB	1	5	N	NAP	Danari Ocean Management, LLC		0.0500%
29	310914667	Silgan Containers Manufacturing Corp.		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	CAN (WI) QRS 12-34, Inc.		0.0200%
29.01	310914667	Silgan - Fort Dodge		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	CAN (WI) QRS 12-34, Inc.		0.0200%
29.02	310914667	Silgan - Menomonie		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	CAN (WI) QRS 12-34, Inc.		0.0200%
29.03	310914667	Silgan - Oconomowoc		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	CAN (WI) QRS 12-34, Inc.		0.0200%
30	810913215	Carpenter Plaza		L(48),GRTR 1% or YM(65),O(7)	Fee	WFB	1	5	N	NAP	Ypsilanti Properties, LLC		0.0600%
34	820915477	Selma Square		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Selma Square LLC		0.0700%
39	310915104	Boynton West Shopping Center		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	KIR BOYNTON L.P.		0.0200%
43	310914848	Tower Automotive		L(26),D(30),O(4)	Fee	WFB	1	5	N	NAP	Chassis (DE) Limited Partnership		0.0200%
43.01	310914848	Tower Automotive - Clinton Township		L(26),D(30),O(4)	Fee	WFB	1	5	N	NAP	Chassis (DE) Limited Partnership		0.0200%
43.02	310914848	Tower Automotive - Upper Sandusky		L(26),D(30),O(4)	Fee	WFB	1	5	N	NAP	Chassis (DE) Limited Partnership		0.0200%
46	310915540	Hampton Inn Suites Chesapeake Battlefield Blvd		L(26),D(87),O(7)	Fee	WFB	1	5	N	NAP	Battlefield Hotel, LLC		0.0200%
47	810915260	U-Store Self Storage Portfolio		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
47.01	810915260	U-Store - Brighton		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
47.02	810915260	U-Store - South Lyon		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
47.03	810915260	U-Store - Saline		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
47.04	810915260	U-Store Holly		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
47.05	810915260.1	U-Store Davison		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
47.06	810915260.1	U-Store - Jackson		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	U-Store Brighton, LLC; U-Store Davison, LLC; U-Store Holly, LLC; U-Store Jackson, LLC; U-Store South Lyon, LLC; U-Store Saline, LLC		0.0600%
50	310914530	Jetton Medical Building		L(26),GRTR 1% or YM(90),O(4)	Fee	WFB	1	5	N	NAP	Jetton Medical Properties, LP		0.0200%
51	310914465	Magna International, Inc.		L(27),D(58),O(4)	Fee	WFB	1	5	N	NAP	MERI (NC) LLC		0.0200%
53	310913918	Westcliff Shopping Center		L(24),GRTR 1% or YM(32),O(4)	Fee	WFB	1	5	N	NAP	RD Westcliff, LLC		0.0200%
56	410915369	World Trade Park		L(25),D(91),O(4)	Fee	WFB	1	5	N	NAP	10700 World Trade Blvd L.L.C.		0.0200%
57	620914689	North Academy III		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	North Academy III, L.L.C.		0.0700%
58	670914790	Storage Direct		L(28),GRTR 1% or YM(88),O(4)	Fee	WFB	1	5	N	NAP	Storage Squirebac 101 Limited Partnership		0.0400%
59	310912717	Cordelia Industrial		L(26),GRTR 1% or YM(87),O(7)	Fee	WFB	1	5	N	NAP	Cordelia Industrial 1, LP		0.0200%
60	410914022	Trojan Storage Sun Valley		L(28),D(88),O(4)	Fee	WFB	1	5	N	NAP	Trojan Storage of Sun Valley, LLC		0.0200%
61	410915318	Marymoor Storage		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Marymoor Self Storage, LLC		0.0200%
64	410914841	Devon Storage		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Self Storage Opportunity Partners Ann Arbor, LLC		0.0200%
64.01	410914841	Devon Storage - Ann Arbor		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Self Storage Opportunity Partners Ann Arbor, LLC		0.0200%
64.02	410914841	Devon Storage - Clinton		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Self Storage Opportunity Partners Ann Arbor, LLC		0.0200%
68	410914862	1095 Spice Island Drive		L(27),D(89),O(4)	Fee	WFB	1	5	N	NAP	1095 Spice Island, LLC		0.0200%
72	310914950	Hartsville Crossing		L(27),D(86),O(7)	Fee	WFB	1	5	N	NAP	RCC Hartsville Crossing, LLC		0.0200%
77	410915172	Woodlawn Manor MHC		L(26),D(90),O(4)	Fee	WFB	1	5	N	NAP	Woodlawn MHC, LLC		0.0200%
80	410915215	Star & Stripes Storage		L(26),GRTR 1% or YM(90),O(4)	Fee	WFB	1	5	N	NAP	Stars & Stripes at Red Bank, LLC		0.0200%

Exh. A-2

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOAN SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the Closing Date:

(a)           The Mortgage Loan Seller is a national banking association, validly existing and in good standing under the laws of the United States.

(b)           The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)           The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)           The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)           No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and

Exh. B-1-1

recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

(g)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)           The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)           The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)           The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)           After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)           The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)           No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)           The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of California.

(o)           The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh. B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the Closing Date:

(a)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

(b)           The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)           The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)           The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

Exh. B-2-1

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

For purposes of this Exhibit C, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

The Mortgage Loan Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except with respect to the Exceptions described on Schedule C to this Agreement.

1.           Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the Mortgage File for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.  For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

Exh. C-1

3.           Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor of such property enforceable by the Trust against such franchisor either directly or as an assignee of the originator, subject to the applicable terms and conditions of such franchise agreement and comfort letter or similar agreement.  The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

Exh. C-2

6.           Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after the Cut-off Date.

7.           Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its subsidiary is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its subsidiary, as applicable.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (8) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in clause (11) below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the

Exh. C-3

“Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in the Prospectus.

10.           Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate

Exh. C-4

the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.           Condition of Property.  Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except to the extent as to all statements in (a) and (b) above) (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan, the amount necessary to effect the necessary; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

Exh. C-5

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.           Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being

Exh. C-6

conveyed by the Mortgage Loan Seller to the Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.           Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

Exh. C-7

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

Exh. C-8

All premiums on all insurance policies referred to in this section that are required by the Loan Documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.           No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.           No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization

Exh. C-9

feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.           REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.           Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.           Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or

Exh. C-10

related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization that provides coverage for loss of use to undamaged portions of the Mortgaged Property arising from the application of laws or ordinances, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.           Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect):

Exh. C-11

(i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.           Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the

Exh. C-12

Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.           Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Schedule C.

32.           Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or

Exh. C-13

release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on Exhibit C-32-1 by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on Exhibit C-32-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit C-32-3 or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a

Exh. C-14

principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.           Ground Leases.  For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that

Exh. C-15

lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)           Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)           The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in

Exh. C-16

connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)           Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.           Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.           Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit C.

39.           Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

Exh. C-17

40.           No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.           Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental

Exh. C-18

conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on Exhibit C-43-1, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Exhibit C-43-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the

Exh. C-19

Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Exhibit C-47-1.

48.           Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan Documents, no advance of funds has been made by Mortgage Loan Seller to the related

Exh. C-20

Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.           Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein, in each case without having conducted any independent inquiry into such matters and without any obligation to do so (except (i) having sent to servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).

Exh. C-21

Exhibit C-32-1

List of Mortgage Loans with Current Mezzanine Debt

None.

Exh. C-32-1-1

Exhibit C-32-2

List of Mortgage Loans with Permitted Mezzanine Debt

Loan#	Mortgage Loan
3	Northridge Fashion Center
23	Ortho Virginia

Exh. C-32-2-1

Exhibit C-32-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

Loan#	Mortgage Loan
9	Cole Office Portfolio
29	Silgan Containers Manufacturing Corp.
43	Tower Automotive
47	U-Store Self Storage Portfolio
64	Devon Storage

Exh. C-32-3-1

Exhibit C-43-1

List of Mortgage Loans with Environmental Insurance

Loan#	Mortgage Loan
43	Tower Automotive

Exh. C-43-1-1

Exhibit C-47-1

List of Mortgage Loans Cross-Collateralized and Cross-Defaulted with Mortgage Loans Outside the Mortgage Pool

None.

Exh. C-47-1-1

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A.  Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	100 Church Street (Loan No. 1)
$230,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $150,000,000; and A-2 Note in amount of $80,000,000).  Wells Fargo is contributing A-1 Note to WFRBS 2012-C8 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C8.

(2) Whole Loan; Ownership of Mortgage Loans	Northridge Fashion Center (Loan No. 3)
$251,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $160,000,000; and A-2 Note in amount of $91,000,000).  Wells Fargo is contributing A-2 Note to WFRBS 2012-C8 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C7.

(7) Lien; Valid Assignment	100 Church Street (Loan No. 1)
$230,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $150,000,000; and A-2 Note in amount of $80,000,000).  Wells Fargo is contributing A-1 Note to WFRBS 2012-C8 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C8.

(7) Lien; Valid Assignment	Northridge Fashion Center (Loan No. 3)
$251,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $160,000,000; and A-2 Note in amount of $91,000,000).  Wells Fargo is contributing A-2 Note to WFRBS 2012-C8 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C7 Trust.

(8) Permitted Liens; Title Insurance	Battelle Campus (Loan No. 6)
Mortgaged property consists of the leasehold interest in five parcels with the same ground lessor that are included within the U.S. Department of Energy’s Pacific Northwest National Laboratory. (i) Purchase Option. After the mortgage loan has been paid in full, the ground lessor has a right to purchase the leasehold improvements on each of the related ground lease parcels either (A) if exercised during the related ground lease term, for fair market value; or (B) if exercised upon the expiration of the related ground lease term (occurring between 2051 and 2060), for $1, as applicable. (ii) ROFO. Ground Lessor has a Right of First Offer (ROFO) in connection with a transfer of the Borrower’s interest in the mortgaged property.  Foreclosure or deed-in-lieu of the mortgaged property or the first subsequent transfer by lender thereafter does not trigger either the Purchase Option or

Sch. C-1

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
the ROFO, however. Also, ground lessor may not exercise the Purchase Option or the ROFO until all obligations owing to lender under the loan documents have been performed and paid in full.

(8) Permitted Liens; Title Insurance	Cole Office Portfolio (Loan No. 9)
Single tenant at Duluth, GA property (AGCO Corporation) has preferential right to purchase the related mortgaged property (ROFR) beginning August 2014.  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

(8) Permitted Liens; Title Insurance	Mission Village (Loan No. 18)
Out-parcel tenant (Chili’s) has Right of First Offer (ROFO) to purchase the related out-parcel upon Borrower’s notifying tenant of intention to market the out-parcel for sale. ROFO is not extinguished by foreclosure. Foreclosure or deed-in-lieu of the mortgaged property does not trigger ROFO, however.

(8) Permitted Liens; Title Insurance	Silgan Containers Manufacturing Corp. (Loan No. 29)
(i) Option to Purchase. Single tenant (Silgan Containers Manufacturing Corp.) has option to purchase all of the three constituent properties at “Termination Amount” equal to greater of (a) fair market value of affected property, and (b) the sum of (1) ”termination value” of the applicable property as set forth in the Silgan lease (not less than $15,559,765) and (2) any applicable prepayment premium landlord is required to pay its lender.  Option is not first exercisable until on or about April 30, 2024 (loan maturity is 06.01.2022, although tenant’s notice of exercise must be given between June 30, 2018 and September 30, 2018). Option is not extinguished by foreclosure. (ii) Right of First Refusal.  Single tenant (Silgan Containers Manufacturing Corp.) has Right of First Refusal (ROFR) to purchase the subject properties.  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Selma Square (Loan No. 34)
Out-parcel tenant (Taco Bell) has Right of First Offer (ROFO) to purchase the related out-parcel if landlord offers the premises for sale or exchange. ROFO is not extinguished by foreclosure. The related Borrower’s offering of the mortgaged property for sale or exchange in contravention of the permitted transfer provisions of the loan documents would result in the loan being recourse to the related guarantor; however.

(8) Permitted Liens; Title Insurance	Tower Automotive (Loan No. 43)
(i) Third Party Purchase Option. Single tenant (Tower Automotive Operations USA I, LLC) has right to cause a third party buyer (“Designee”) to purchase the Sandusky, Ohio property for purchase price equal to or greater than $922,000. Third Party Purchase Option is not extinguished by foreclosure. (ii) Right of First Refusal.  Single tenant (Tower Automotive Operations USA I, LLC) has Right of First Refusal (ROFR) to purchase either of the subject properties.  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

(8) Permitted Liens; Title Insurance	North Academy III (Loan No. 57)
Tenant (Vectra Bank) has preferential right to purchase (in effect, a right of first offer) the lot and building in which its premises are located if such lot and building are marketed for sale separately from the entire mortgaged property. Preferential right to purchase is not extinguished by foreclosure; however, such

Sch. C-2

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
right does not apply to foreclosure or deed-in-lieu thereof.

(8) Permitted Liens; Title Insurance	Woodlawn Manor MHC (Loan No. 77)
Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.  Related affidavit was obtained at closing confirming that ROFR is not applicable to acquisition of mortgaged property (subject loan provided acquisition financing).

(12) Condition of Property	Northridge Fashion Center (Loan No. 3)	Engineering report is dated March 31, 2011, which is more than 12 months prior to the Cut-off Date.

(12) Condition of Property	Holiday Inn Disneyland (Loan No. 15)	Engineering report is dated July 13, 2011, which is more than 12 months prior to the Cut-off Date.

(12) Condition of Property	Orangewood Shadows (Loan No. 27)	Engineering report is dated August 30, 2011, which is more than 6 months prior to the June 15, 2012 loan origination date.

(12) Condition of Property	Cordelia Industrial (Loan No. 59)	Engineering report is dated September 1, 2011, which is more than 6 months prior to the May 30, 2012 loan origination date.

(12) Condition of Property	Trojan Storage Sun Valley (Loan No. 60)	Engineering report is dated July 26, 2011, which is more than 6 months prior to the March 2, 2012 loan origination date.

(15) Actions Concerning Mortgage Loan	Battelle Campus (Loan No. 6)
(i) Centurion Bankruptcy.  Centurion Properties, III, LLC (“Centurion”), an entity affiliated with the sponsor (Michael E. Henry) and predecessor-in-interest to Borrower, is the subject of a bankruptcy proceeding.  In 2006 the sponsor arranged acquisition financing in the amount of $67 million from General Electric Capital Corporation (“GECC”) to purchase a portfolio of properties which included the mortgaged property.  As a condition to the loan, GECC required additional equity, and the sponsor brought in additional partners to fund $5 million of the purchase price and act as additional carve-out guarantors.  In July 2007, without the knowledge or consent of either the sponsor or GECC, and in violation of both the GECC loan documents and Centurion’s organizational documents, the additional equity partners pledged their interest in the portfolio collateral (including the mortgaged property) to Centrum Financial Services to fund unrelated projects and cover other obligations.  This additional debt was discovered by the sponsor when he attempted to refinance the GECC debt, and he filed a lawsuit in February 2010 against the additional equity partners and Centrum.  Eventually the sponsor purchased Centurion’s non-GECC debt and proposed a bankruptcy plan to remove the current ownership, recognize a sponsor affiliate as the sole owner of Centurion, clear title of all illegal liens and approve a modification of the GECC debt that included an extension, and prepayment incentives.  On December 15, 2011 the bankruptcy court approved the related borrower’s bankruptcy plan.  The loan documents require borrower to deliver an order from the Bankruptcy Court formally closing the bankruptcy proceeding.  (ii) Bank of Whitman/ FDIC Litigation.  Sponsor (Michael E. Henry) executed a personal guaranty in connection with financing provided to an affiliate by the Bank of Whitman to purchase two defaulted

Sch. C-3

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
notes. The sponsor alleges that the terms of the financing were modified to terminate the guaranty. In 2011, the Federal Deposit Insurance Corporation (FDIC) was appointed as receiver for the Bank of Whitman. The FDIC alleges that no evidence of the guaranty’s termination is in the Bank of Whitman’s official records, and, in response to sponsor’s filing of a declaratory judgment action to nullify the guaranty, has sued to collect on the guaranty and related promissory note (the outstanding principal balance is approximately $4.2 million).

(18) Insurance	100 Church Street (Loan No. 1)	Loan documents permit $100,000 deductible.

(18) Insurance	Northridge Fashion Center (Loan No. 3)
One tenant (Macaroni Grill pad site) is a “leased fee”, where tenant constructed improvements and maintains its own insurance.  Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Mission Village (Loan No. 18)
Three tenants (Wells Fargo Bank, Chili’s and Tommy’s Hamburgers) are “leased fees”, where respective tenant constructed improvements and maintains its own insurance or is permitted under certain conditions to self-insure. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	West Slauson Plaza (Loan No. 20)
(i) Self-Insurance.  Borrower’s obligation to provide required “all risk” casualty property insurance with respect to the portion of the property leased to Home Depot is suspended so long as (A) Borrower certifies that Home Depot has satisfied insurance requirements including providing all-risk insurance covering its premises under its lease; (B) Home Depot maintains third party insurance required by its lease or, if it exercises its rights to self-insure,  provides evidence of its maintaining a net worth of at least $200 million; and (C) Home Depot remains the tenant under its lease (although replacement tenants have same lease rights as Home Depot); provided that Borrower shall provide a contingent policy if (1) S & P’s long term credit rating for Home Depot falls below a “BBB-“ rating after any self-insurance election or (2) Home Depot does not have an unconditional obligation to restore its premises. Third party coverage currently in-place for required coverages. (ii) Control of Casualty Proceeds. Home Depot has right to retain and control casualty proceeds applicable to its space for repair and restoration. (iii) Leased Fee.  One tenant (McDonald’s pad site) is a “leased fee”, where tenant constructed improvements and maintains its own insurance or is permitted under certain conditions to self-insure.  Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Laguna Pavilion (Loan No. 25)
One tenant (Chili’s Bar & Grill pad site) is a “leased fee”, where tenant constructed improvements and maintains its own insurance or is permitted under certain conditions to self-insure.  Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Carpenter Plaza (Loan No. 30)	For property losses of less than $1,000,000 (10% of original principal balance), lender disburses casualty proceeds directly to Borrower for repair or restoration.

Sch. C-4

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	Boynton West Shopping Center (Loan No. 39)
One tenant (SunTrust Bank pad site) is a “leased fee”, where tenant constructed improvements and maintains its own insurance or is permitted under certain conditions to self-insure. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Tower Automotive (Loan No. 43)	Loan documents permit a $250,000 deductible for property and liability coverages.

(18) Insurance	Magna International, Inc. (Loan No. 51)
(i) Loan documents permit a $100,000 deductible with respect to property coverage, and (ii) Borrower’s obligation to provide windstorm insurance suspended subject to certain conditions, including: (i) the lease guaranty made by Magna International, Inc., the related tenant’s parent company, is in full force and effect; and (ii) there is no downgrade, withdrawal or qualification of the credit rating of Magna International, Inc. below “BBB+” (or its equivalent) by any Rating Agency.  Currently, windstorm coverage is not excluded from in-place property insurance.

(19) Access; Utilities; Separate Tax Parcels	Marymoor Storage (Loan No. 61)
Current access to public street across a 50 ft. strip that was formerly the Burlington Northern Railroad tracked expires January 29, 2014 subject to renewal upon County approval.  Borrower is required to obtain Special Use Permit renewal for access to East Lake Sammamish Pkwy NE on or before August 18, 2012).  Access endorsement obtained (assuring access as of the date of the title policy).  Alternative access through City of Redmond property possible if access disrupted, but would involve road costs; also, indemnity obtained from guarantors as mitigant.

(20) No Encroachments	Boynton West Shopping Center (Loan No. 39)	Improvements extend approx. 57 feet into electric utility easement (overhead electric lines currently located in easement). No title coverage for encroachment into easements is available in Florida.

(28) Recourse Obligations	Carpenter Plaza (Loan No. 30)
(i) Shell Guarantor.  SPE Borrower only (Ypsilanti Properties, LLC) is liable for carve-outs; however, loan-to-value at origination was 44.4% and underwritten NCF debt service ratio was 2.46x.  (ii) Carve-Out Scope. Springing recourse to SPE Borrower for transfer of mortgaged property in violation of permitted transfers provisions, but “losses” only for transfer of controlling equity in Borrower in violation of permitted transfers provisions.

(29) Mortgage Releases	Silgan Containers Manufacturing Corp. (Loan No. 29)
(i) Partial Releases.  Partial releases of an Individual Property are permitted in connection with the related tenant’s exercise of its abandonment rights under Section 35 of its lease, subject to certain conditions, including (A) no default has occurred or is continuing; (B) payment of 100% of the allocated loan amount for the related release property, together with the applicable yield maintenance premium greater of (1) 2% amount prepaid or (2) yield maintenance-based amount, Interest Shortfall amount, and all accrued and unpaid interest due under the loan documents; (C) releases and such other documentation as lender may reasonably require, including a borrower’s certificate that the release will not impair the liens or other rights of lender under the loan documents; and (D) Borrower shall pay for all costs and expenses incurred by lender in

Sch. C-5

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
connection with the property release, including rating agency fees and reasonable counsel’s fees; provided, however, that loan prepayments required for REMIC compliance (post-release 125% LTV test) do not require yield maintenance payment. Also, (ii) Property Substitution. Substitution of Individual Properties is permitted in connection with the related tenant’s exercise of its substitution rights under Section 38 of its lease (properties uneconomic or no longer suitable for tenant’s use), subject to certain conditions, including: (A) no default has occurred or is continuing; (B) Borrower shall not be permitted to substitute any Individual Property more than once during the loan term; (C) appraisal of substitute property (1) must show equal or greater value than applicable individual property and (ii) must support loan-to-value ratio for remaining properties of not more than 45.6%; (D) substitute property shall have equal or better physical condition to applicable individual property, be a building substantially similar in use and quality to applicable individual property, and be in a location have similar of greater attributes as applicable individual property, including submarket strength, population and accessibility, as determined by lender in accordance with prudent lending standards; (E)(1) the assumed debt service coverage ratio of all properties for preceding 12 months (based on a 5.16% imputed interest rate and a 20 year amortization period) shall be the equal or greater to the pre-substitution assumed debt service coverage ratio and (2) the assumed debt service coverage ratio of the substitute property shall be equal or greater to the assumed debt service coverage ratio of the applicable individual property; (F) an opinion of counsel that the substitution does not constitute a “significant modification” under applicable REMIC regulations; and (G) a rating agency confirmation.

(29) Mortgage Releases	Tower Automotive (Loan No. 43)
Partial release of the Sandusky Ohio property is permitted in connection with the related tenant’s exercise of its rights under Section 3(a) of the Second Amendment, subject to certain conditions, including (A) no default has occurred or is continuing; (B) payment of 100% of the allocated loan amount for the related release property ($320,000), together with the applicable yield maintenance premium greater of (1) 2% amount prepaid or (2) yield maintenance-based amount, Interest Shortfall amount, and all accrued and unpaid interest due under the loan documents; (C) if required by lender, a rating agency confirmation with respect to the property release; and (D) Borrower shall pay for all costs and expenses incurred by lender in connection with the property release, including rating agency fees and reasonable counsel’s fees; provided, however, that loan prepayments required for REMIC compliance (post-release 125% LTV test) do not require yield maintenance payment.

(31) Acts of Terrorism Exclusion	100 Church Street (Loan No. 1)
(i) Terrorism Insurance Cap.  Terrorism insurance annual premium capped at $600,000.  (ii) Non-rated Insurer.  Borrower is permitted to purchase terrorism insurance in excess of $100 million written by Belmont Insurance Company, a non-rated captive insurer under certain conditions, including (A) Terrorism Risk Insurance Act of 2002, as amended (TRIA), is in full force and effect and those covered losses

Sch. C-6

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
that are not reinsured by the federal government under TRIA are reinsured by an insurance company with a Best’s rating of at least “A:X”; and (B) all reinsurance agreements involving such captive insurer shall be reasonably acceptable to Lender, and Borrower shall use commercially reasonable efforts to cause reinsurance agreements to provide for direct access to such reinsurers by all named insureds and mortgagees with such insurance benefits.

(31) Acts of Terrorism Exclusion	Northridge Fashion Center (Loan No. 3)
If Terrorism Risk Insurance Act of 2002, as amended, (TRIA) or a similar statute is not in effect and provided that terrorism insurance is available, Borrower shall be required to carry terrorism coverage, but is not be required to spend more than 200% of cost of stand-alone policy for terrorism insurance immediately prior to date of TRIA or similar governmental backstop no longer in effect.

(31) Acts of Terrorism Exclusion	Cole Office Portfolio (Loan No. 9)	Terrorism insurance premium capped at 200% of cost of casualty and rent loss insurance required by loan documents (without giving effect to the terrorism and earthquake components thereof).

(31) Acts of Terrorism Exclusion	75 Commerce Drive (Loan No. 26)	If terrorism coverage excluded from property insurance policy, cost for stand-alone terrorism insurance is capped at 200% of the premium of stand-alone policy as of the closing date.

(31) Acts of Terrorism Exclusion	Magna International, Inc. (Loan No. 51)
Borrower’s obligation to provide terrorism insurance is suspended subject to certain conditions, including: (i) the lease guaranty made by Magna International, Inc., the related tenant’s parent company, is in full force and effect; and (ii) there is no downgrade, withdrawal or qualification of the credit rating of Magna International, Inc. below “BBB+” (or its equivalent) by any Rating Agency.  Currently, terrorism coverage is not excluded from in-place property insurance.

(33) Single-Purpose Entity	Silgan Containers Manufacturing Corp. (Loan No. 29)
SPE variations as follows: Loan documents provide that if Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower neither has to (i) include notations on such financials to indicate the separateness of Borrower nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person; and (ii) list assets on Borrower’s own separate balance sheet.

(33) Single-Purpose Entity	Tower Automotive (Loan No. 43)
SPE variations as follows: Loan documents provide that if Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower neither has to (i) include notations on such financials to indicate the separateness of Borrower nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person; and (ii) list assets on Borrower’s own separate balance sheet.

(33) Single-Purpose Entity	Magna International, Inc. (Loan No. 51)
SPE variations as follows: Loan documents provide that if Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower neither has to (i) include notations on such financials to indicate the separateness of Borrower nor does it have to indicate that Borrower’s assets and credit are

Sch. C-7

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
not available to satisfy the debts and other obligations of such affiliates or any other Person; and (ii) list assets on Borrower’s own separate balance sheet.

(34) Defeasance	75 Commerce Drive (Loan No. 26)
Loan documents do not expressly require accounting certification that total defeasance collateral is sufficient to make all scheduled payments under the Mortgage Loan, however, the loan documents do require Borrower to deliver such other certificates, opinions, documents and instruments as Lender may reasonably require in connection with same.

(34) Defeasance	Silgan Containers Manufacturing Corp. (Loan No. 29)
Defeasance variations: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender , or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation; also, Borrower is permitted to designate or establish successor borrower, and upon assumption by Successor Borrower of borrower and guarantor obligations, and borrower and guarantor are released from all obligations except those surviving defeasance.

(34) Defeasance	Tower Automotive (Loan No. 43)
Defeasance variations: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender , or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation; also, Borrower is permitted to designate or establish successor borrower, and upon assumption by Successor Borrower of borrower and guarantor obligations, and borrower and guarantor are released from all obligations except those surviving defeasance.

(34) Defeasance	Magna International, Inc. (Loan No. 51)
Defeasance variations: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender , or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation; also, Borrower is permitted to designate or establish successor borrower, and upon assumption by Successor Borrower of borrower and guarantor obligations, and borrower and guarantor are released from all obligations except those surviving defeasance.

(36) Ground Leases	Battelle Campus (Loan No. 6)
Mortgaged property consists of the leasehold interest in five parcels with the same ground lessor that are included within the U.S. Department of Energy’s Pacific Northwest National Laboratory. Variations: (E) the related ground lease interests may not be transferred to a non-U.S. entity or person.

Sch. C-8

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(41) Bankruptcy	Battelle Campus (Loan No. 6)
Centurion Properties, III, LLC (“Centurion”), an entity affiliated with the sponsor (Michael E. Henry) and predecessor-in-interest to Borrower, is the subject of a bankruptcy proceeding.  In 2006 the sponsor arranged acquisition financing in the amount of $67 million from General Electric Capital Corporation (“GECC”) to purchase a portfolio of properties which included the mortgaged property.  As a condition to the loan, GECC required additional equity, and the sponsor brought in additional partners to fund $5 million of the purchase price and act as additional carve-out guarantors.  In July 2007, without the knowledge or consent of either the sponsor or GECC, and in violation of both the GECC loan documents and Centurion’s organizational documents, the additional equity partners pledged their interest in the portfolio collateral (including the mortgaged property) to Centrum Financial Services to fund unrelated projects and cover other obligations.  This additional debt was discovered by the sponsor when he attempted to refinance the GECC debt, and he filed a lawsuit in February 2010 against the additional equity partners and Centrum.  Eventually the sponsor purchased Centurion’s non-GECC debt and proposed a bankruptcy plan to remove the current ownership, recognize a sponsor affiliate as the sole owner of Centurion, clear title of all illegal liens and approve a modification of the GECC debt that included an extension, and prepayment incentives.  On December 15, 2011 the bankruptcy court approved the related borrower’s bankruptcy plan.  The loan documents require borrower to deliver an order from the Bankruptcy Court formally closing the bankruptcy proceeding.  A bankruptcy court order entering a final decree and closing the case was filed July 3, 2012 and entered July 5, 2012.

(43) Environmental Conditions	Northridge Fashion Center (Loan No. 3)
Phase I environmental site assessment (dated March 21, 2011) identified various recognized environmental conditions related to the Firestone pad site, including (i) various underground storage tank (UST) databases list the Firestone site, but no related UST records were available from the Los Angeles Fire Department; (ii) eight belowground hydraulic lifts have been used on-site for 23 years, and Phase II subsurface sampling was recommended to determine potential impacts, and (iii) a four-compartment clarifier used for filtering waste streams of oil and solvents has been used on-site for 23 years, and Phase II subsurface sampling was recommended to determine potential impacts.  While no Phase II testing was required in connection with loan origination, the Firestone lease obligates the tenant to maintain the demised premises in compliance with all laws and ordinances relating to tenant’s use.  In addition, the loan documents include an environmental indemnity from GGPLP Real Estate, Inc., which had a stated net worth of $3 billion and liquidity of $27.2 million (including cash, short-term accounts receivable and notes payable) as of December 31, 2010.

(43) Environmental Conditions	Tower Automotive (Loan No. 43)
Phase I ESA (dated April 6, 2012) identified oil/water separator units associated with assembly lines as recognized environmental condition, given chemicals used in manufacturing process; also, staining observed

Sch. C-9

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
in areas of oil/water separator systems. An environmental insurance policy was issued by Great American Insurance Group, which has Best’s rating of “A: XIV”, with a policy limit of $3,000,000, subject to $25,000 deductible, Policy is prepaid through May 3, 2020 (June 1, 2017 loan maturity).

(45) Appraisal	Northridge Fashion Center (Loan No. 3)	Appraisal is dated January 16, 2012, which is more than 6 months after the April 11, 2011 loan origination date.

(45) Appraisal	Holiday Inn Disneyland (Loan No. 15)	Appraisal is dated June 4, 2011, which is more than 12 months prior to the Cut-off Date.

(45) Appraisal	Cordelia Industrial (Loan No. 59)	Appraisal is dated August 8, 2011, which is more than 6 months prior to the May 30, 2012 loan origination date.

Sch. C-10

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

Exh. D-1-1

WELLS FARGO BANK, NATIONAL ASSOCIATION

FORM OF ASSISTANT SECRETARY’S CERTIFICATE

I, Hollye Sammons, an Assistant Secretary of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”), HEREBY CERTIFY that:

1.	Attached hereto as Exhibit A is a true and complete copy of the Articles of Association of the Bank, which are in full force and effect on the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the By-laws of the Bank, which are in full force and effect on the date hereof.

3.
Attached hereto as Exhibit C is a true and complete copy of resolutions relating to loan sales and securitizations duly adopted by the Board of Directors of the Bank as of September 5, 2007.  Such resolutions have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.

4.
Each person who as an officer or representative of the Bank signed (i) the Mortgage Loan Purchase Agreement dated as of July 20, 2012, between the Bank, as seller, and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), (ii) the Indemnification Agreement dated as of July 20, 2012, among the Bank, the Purchaser, Wells Fargo Securities, LLC, RBS Securities Inc., and J.P. Morgan Securities LLC, (iii) an Underwriting Agreement dated as of July 20, 2012, among the Bank, the Purchaser, Wells Fargo Securities, LLC, RBS Securities Inc. and Citigroup Global Markets Inc. and (iv) a Certificate Purchase Agreement dated as of July 20, 2012, among the Bank, the Purchaser, Wells Fargo Securities, LLC, RBS Securities Inc., and J.P. Morgan Securities LLC, and any other document delivered in connection with the transactions contemplated thereby was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

IN WITNESS WHEREOF, I have signed this Certificate as of August ____, 2012.

Hollye Sammons
Assistant Secretary

Exh. D-1-2

EXHIBIT D-2

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by Wells Fargo Bank, National Association (“Wells Fargo Bank”) of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of July 20, 2012 (the “Mortgage Loan Purchase Agreement”) between Wells Fargo Bank, as seller, and RBS Commercial Funding Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of Wells Fargo Bank in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) Wells Fargo Bank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of Wells Fargo Bank.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this ____ day of August, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exh. D-2-1